EXHIBIT 32

SECTION 906 CERTIFICATION

The following statement is provided by the undersigned to accompany the foregoing Report on Form 10-QSB pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78) and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Broadway Financial Corporation as of and for the three months ended March 31, 2004.

Date: May 13, 2004	By:	/s/ Paul C. Hudson
Paul C. Hudson
President and Chief Executive Officer
Broadway Financial Corporation

Date: May 13, 2004	By:	/s/ Alvin D. Kang
Alvin D. Kang
Chief Financial Officer
Broadway Financial Corporation